ASSET PURCHASE AGREEMENT


		AGREEMENT, dated as of the 15th day of April, 1997, by and among New Paradigm Commerce, Inc. ("NPC"), a New York corporation, and a wholly-owned subsidiary of New Paradigm
Software Corp. ("NPS"), a New York corporation (NPS collectively with NPC the "Seller"), and Custom Information Systems Corp., d/b/a CIS-E.Commerce Company ("Buyer").


	W I T N E S S E T H :

		WHEREAS, NPS is the owner of all of the issued and outstanding Common Stock of NPC; and

		WHEREAS, NPC is engaged in the electronic data integration business and services retail customers and other distributors primarily in the New York metropolitan area (the
"Business"); and

		WHEREAS, the Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, the Business and substantially all of the properties and assets of Seller related to the Business, all subject to the terms and conditions hereinafter set forth.

		NOW, THEREFORE, in consideration of and in reliance upon the covenants, conditions, representations and warranties herein contained, the parties hereto hereby agree as follows:

1.   Purchase and Sale Agreement.

1.1 Agreement of Purchase and Sale. Subject to the terms and conditions set forth in this Agreement and in reliance upon the representations, warranties, covenants and conditions herein contained, on the Closing Date (as defined in Section 2 hereof) Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase from Seller, the Purchased Assets (as defined in Section 1.2 hereof), including, without limitation, the assets set forth on Exhibits A-1 and A-2 annexed hereto, each of which shall be taken by Buyer free and clear of any and all liens, claims, charges or encumbrances of any nature whatsoever.

1.2   Purchased Assets.  As used in this Agreement,
the term "Purchased Assets" means the Business and (i) substantially all of the assets utilized in operating and conducting the Business; such assets are set forth on Exhibit A-1 hereto, (ii) all accounts, files and other information relating to the clients set forth on Exhibit A-2, (iii) all accounts receivable (including payments to Seller in payment thereof), billings, work-in-process and payments in respect of client transactions generated or created during the period from March 1, 1997 through and including the Closing Date, (iv) without limiting the provisions of the foregoing clause (iii), any and all amounts that remain uncollected with respect to the accounts receivable set forth on Exhibit A-3 as of the Closing Date and (v) any and all amounts collected by the Seller with respect to the accounts receivable set forth on Exhibit A-3; provided that, with respect to Exhibit A-3, the Purchased Assets shall not include monies collected by the Seller on account of accounts receivables generated with respect to transactions entered into prior to October 1, 1996. Exhibit A-1 sets forth the equipment, software and other assets included in the Purchased Assets. Exhibit A-2 sets forth a list of the client accounts of the Business as of the date hereof (and also includes a list of trading partners for each client). Exhibit A-3 sets forth the billings, accounts receivables and amounts paid in respect of such accounts receivables for the period commencing October 1, 1996 and ending
April 2, 1997.   Seller shall cause all liens, claims, charges and
encumbrances, if any, upon any of the Purchased Assets to be terminated or otherwise discharged at or prior to the Closing.

1.3 Purchase Price. The purchase price to be paid by the Buyer for the Purchased Assets shall be the aggregate of the amounts set forth in (a) and (b) (the "Purchase Price") (provided that the Purchase Price shall be subject to adjustment as set forth in Section 4 below and Section 2 of the Promissory Note (as defined below)) as follows: (a) $6,000, which has already been paid to Seller and Seller acknowledges receipt thereof and
(b) the net present value of $365,000, calculated as of the Closing Date using a discount factor of either 12 1/4 % or 10% per annum, as set forth in Section 2 of the Promissory Note (the "Note") in the gross aggregate principal amount of $365,000 (the "Gross Aggregate Principal Amount"), which amount is payable to the Seller pursuant to the Buyer's execution and delivery of the Note. A copy of the Note is annexed hereto as Exhibit B.

1.4 No Assumption of Liability. Buyer expressly does not assume and will not be responsible for any liabilities or obligations of Seller or otherwise related to the Business including, without limitation, tax liabilities for periods prior to the Closing Date, employee contracts or employee-related liabilities.

2. Closing Date. The closing of the sale and purchase provided for herein (the "Closing") shall take place at 10:00 A.M., New York time, at the offices of Tenzer Greenblatt LLP, 405 Lexington Avenue, New York, New York 10174 on April 15, 1997, or at such other place, time and date as may hereafter be mutually agreed upon by the parties (such time and date of Closing being hereinafter called the "Closing Date").



3.   Required Actions To Be Taken By The Parties.

3.1 Action by Buyer. Subject to the terms and conditions herein contained, on the Closing Date Buyer shall deliver to Seller the Note, substantially in the form annexed hereto as Exhibit B.

3.2 Action by NPC. Subject to the terms and conditions herein contained, on the Closing Date Seller shall convey, assign, deliver, transfer and sell the Purchased Assets to the Buyer free and clear of all liens, claims, charges and encumbrances. Contemporaneously therewith, Seller shall execute and deliver a Bill of Sale substantially in the form annexed hereto as Exhibit C and an opinion of its counsel, substantially in the form annexed hereto as Exhibit D. Seller shall also provide a Certificate to Buyer certifying that, as of the Closing Date, all representations and warranties of the Seller are true and accurate in every respect and that Seller is in compliance with each of its covenants herein set forth.

4.   Post-Closing Adjustments.

4.1   Receivables.  In the event the accounts
receivable are less than the amounts set forth on Exhibit A-3, then the Purchase Price and the Gross Aggregate Principal Amount of the Note shall be reduced by an amount equal to the amount by which the accounts receivable represented on Exhibit A-3, on an annualized basis, exceed the actual amount of such accounts receivable, on an annualized basis (i.e., the annualized amounts for each of the accounts listed on Exhibit A-3 will be deemed to be equal to twice the applicable amounts for the six-month period commencing October 1, 1996 and ending March 31, 1997); provided, however, that with respect to the accounts receivable outstanding and unpaid as of March 31, 1997, Buyer shall only be permitted to reduce the Purchase Price and the Gross Aggregate Principal Amount in the event that Buyer receives less than $50,000 in respect of such accounts receivable, in which case the Purchase Price and the Gross Aggregate Principal Amount shall be reduced by an amount equal to (a) (i) $50,000 minus (ii) the amount paid to Buyer in respect of such accounts receivable, (i.e., including any amounts collected by Buyer on account of such outstanding accounts receivable) plus (b) the applicable Interest Component referred to in the Note.

4.2   Client Accounts.  In the event of a Triggering
Event (as defined below), then the Purchase Price and the Gross Aggregate Principal Amount of the Note shall be reduced by an amount (the "Client Account Reduction") calculated according to the following formula: "Client Account Reduction" equals: (i) Average Client Value multiplied by (ii) Terminated Client Factor where:

(a) "Total Client Number" shall mean the aggregate number of client accounts set forth on the list annexed hereto as Exhibit A-2;

(b) "Triggering Event" shall mean that either (a) a minimum of 140 of the client accounts set forth on Exhibit A-2 are not transferred to Buyer or (b) such numbers of clients set forth on Exhibit A-2 otherwise terminate their accounts with Buyer within thirty (30) days of the Closing Date such that the aggregate number of remaining clients thirty (30) days after the Closing date is less than 140.

(c) "Aggregate Terminated Clients" shall mean (i) Total Client
Number minus (ii) number of clients included in the Total Client
Number which are then current customers of the Buyer thirty (30) days after the Closing Date;

(d) "Aggregate Terminated Client Value" shall mean the aggregate of the annualized billings for all Aggregated Terminated Clients;

(e) "Average Client Value" shall mean (i) the Aggregate Terminated Client Value divided by (ii) the number of Aggregate Terminated
Clients;

(f) "Terminated Client Factor" shall equal (i) 140 minus (ii) a number equal to (x) the Total Client Number minus (y) Aggregate
Terminated Clients.

4.3 Prepayment of Note. As set forth in the Note annexed hereto as Exhibit B, to the extent Buyer either voluntarily determines to prepay all or a portion of the then outstanding Gross Aggregate Principal Amount, or such prepayment is mandated by the terms of the Note and/or this Agreement, the Purchase Price shall be reduced to the applicable amount calculated pursuant to Section 2 of the Note.

5.   Additional Covenants.

5.1 Further Assurances. Seller hereby agrees that it shall from time to time after the Closing Date, at its sole cost and expense, take any and all actions, and execute, acknowledge, deliver, file and/or record any and all documents and instruments, as Buyer may reasonably request, in order to more fully perfect the rights which are intended to be granted to Buyer hereunder.

5.2   All Necessary Assets Being Transferred.
Seller hereby agrees that prior to the Closing Date, Seller shall deliver to Buyer and reconstruct for Buyer at Buyer's choice of location, a computer network and facility comprised of the Purchased Assets such that Buyer, at a minimum, shall be able to operate and conduct the Business in the same manner and to the same extent as Seller operated the Business during the period ending as of March 1, 1997. Without limiting the foregoing or any other obligation, representation or warranty of Seller set forth herein, Seller hereby agrees to transfer to and construct for Buyer a computer network such that Buyer will not be required to
(a) obtain any consent, waiver, license, right or title to use or operate any software, operating systems, licenses, hardware, licenses, networks, interface mechanisms, file servers, electronic addresses, data and other intellectual property and/or proprietary rights, or (b) purchase any additional equipment (other than is included in the Purchased Assets) in order to operate the Business in the same manner and to the same degree as conducted by Seller during the period ending as of March 1, 1997.

5.3 Client List. Seller hereby agrees that the list provided to Buyer and annexed hereto as Exhibit A-2 shall contain, without limitation, the name, address, phone number and contact person at each client account, as well as the applicable trading partner(s) for each client account.

5.4 Cooperation. Each of the parties hereto hereby agrees to fully cooperate with the other parties hereto in preparing and filing any notices, applications, reports and other instruments and documents which are required by, or which are desirable in the opinion of any of the parties hereto, in respect of any statute, rule, regulation or order of any governmental or administrative body in connection with the transactions contemplated hereby.

5.5 Accuracy of Representations. Each party hereto agrees that prior to the Closing Date it will enter into no transaction and take no action, and will use its best efforts to prevent the occurrence of any event which would result in representations, warranties or covenants contained in this Agreement or in any agreement, document or instrument delivered pursuant hereto not to be true and correct, or not to be performed as contemplated, at and as of the time immediately after the occurrence of such transaction or event.

5.6 Conduct of Business. Subject to the express provisions of this Agreement as to actions to be taken or not to be taken by Seller between the date hereof and the Closing Date, Seller hereby agrees that it shall, during the period commencing of the date hereof and ending on the Closing Date, conduct the Business in a normal manner in accordance with the ordinary course of business and Seller's existing policies and practices.

5.7   No Other Solicitations.  Subject to the
express provisions of this Agreement as to actions to be taken or not to be taken by Seller between the date hereof and the Closing Date, Seller hereby agrees that it shall neither solicit any offers to purchase the Business nor enter into any arrangements, agreements or understandings with respect to the sale of the Business to any other person or entity. Without limiting, in any way, the provisions of Section 11 below, Seller and its principal(s) agree not to hire or solicit employees of Buyer or otherwise compete with Buyer's operation of the Business for a period of eighteen months following the Closing Date.

5.8   Waiver of Compliance with Bulk Transfer Laws.
 With respect to the transactions contemplated by this Agreement, Buyer and Seller hereby waive compliance with any applicable provisions of the so-called "bulk transfer laws" (Article 6 of the Uniform Commercial Code) of any relevant jurisdiction.

5.9   Payment of Taxes Upon Transfer of Purchased
Assets. Seller shall be responsible for, and shall pay, any and all sales, use, purchase, transfer and similar taxes, and any and all filing, recording, registration and similar fees, arising out of the transactions contemplated by this Agreement; provided, however, that Buyer shall be liable for all sales tax on amounts collected by Buyer from those receivables transferred to Buyer pursuant to Section 1.1 above.

5.10   Survival of Representations and Warranties.
Each of the parties hereto hereby agrees that all representations and warranties made by or on behalf of it in this Agreement or in any document or instrument delivered pursuant hereto shall survive the Closing Date and the consummation of the transactions contemplated hereby.

5.11 Books and Records. Buyer shall, for a period of at least one year following the Closing Date, maintain and make available to Seller and its representatives for inspection and reproduction, during regular business hours, all books and records relating to Seller, the Purchased Assets and/or the Business.

5.12 Remittances. Seller shall (i) within ten days after the end of each month following the Closing Date, remit to Buyer any and all amounts which are received by it during such month in respect of the accounts receivable or any other assets which are included among the Purchased Assets, (ii) provide Buyer with such information relating to said remittances as Buyer may reasonably require in order to properly maintain its records relating to the Purchased Assets. Pending such remittances, all such amounts shall be held by Seller in trust for Buyer and (iii) with respect to the receivables remaining uncollected after the close of business on April 2, 1997, as set forth on Exhibit A-3, Seller shall cooperate with Buyer in the collection of such receivables.

  Representations and Warranties as to Seller. Seller hereby represents and warrants to Buyer as follows:

6.1   Organization.

 (a)  NPC.  NPC is a corporation duly
organized, validly existing and in good standing under the laws of the State of New York and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. NPC is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

				(b)  NPS.  NPS is a corporation duly
organized, validly existing and in good standing under the laws of the State of New York and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. NPS is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

6.2   Authorization.

 (a)  NPC.  All corporate action on the part
of NPC, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of NPC hereunder and thereunder, and this Agreement constitute valid and legally binding obligations of NPC, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally,
(ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and
(iii) to the extent the indemnification provisions contained herein may be limited by applicable federal or state securities laws.

 (b)  NPS.  All corporate action on the part
of NPS, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of NPS hereunder and thereunder, and this Agreement constitute valid and legally binding obligations of NPS, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally,
(ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and
(iii) to the extent the indemnification provisions contained herein may be limited by applicable federal or state securities laws.

1.1 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Seller is required in connection with the consummation of the transactions contemplated by this Agreement.

1.2   Litigation.  There is no action, suit,
proceeding or investigation pending or threatened against the Seller relating to the Business or any of the Purchased Assets. The Seller is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality relating to the Business.

1.3 Compliance with Other Instruments. The Seller is not in violation or default of any provision of its Certificate or Bylaws, or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or of any provision of any federal or state statute, rule or regulation applicable to the Seller. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Seller or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Seller, its business or operations or any of its assets or properties.

1.4 Absence of Undisclosed Liabilities. There are no liabilities or obligations of any nature whatsoever, whether accrued, absolute, contingent or otherwise relating to the Business or any of the Purchased Assets, which have not been previously disclosed to Buyer in writing.

1.5 Properties. The Purchased Assets comprise all of the properties and assets which are necessary in order for Buyer to carry on the Business after the Closing Date on substantially the same basis as is now conducted by Seller. As set forth above in Section 1.1, Seller conveys the Purchased Assets free and clear of all liens, claims, charges and encumbrances. All equipment which is material to the business, operation or condition (financial or otherwise) of the Business is in substantially good operating condition and repair, and is suitable for the purposes for which it is used; and none of the same is in need of maintenance or repairs except for ordinary, routine maintenance and repairs which are not substantial in nature or cost.

1.6 Accounts Receivable. The accounts and notes receivable which are reflected on Exhibit A-3 hereto are good and collectible in the ordinary course of business at the aggregate recorded amounts thereof, less the amount of the allowance for accounts reflected thereon, and are not subject to offsets.
Seller represents that the accounts receivable of the Business have historically been collected, on average, on a sixty (60) day basis or less. Should the forgoing representation not be accurate, the Purchase Price shall be reduced as set forth in the Note and in Section 4.1 above. Seller represents that Exhibit A-3 represents all of the outstanding account receivables of the Seller as of April 2, 1997. Seller agrees that it shall update Exhibit A-3 as of the Closing Date with respect to all payments received in respect of accounts receivable and all additional accounts receivable of the Business generated or accrued for the period commencing on March 1, 1997.

1.7 Absence of Changes. Since February 28, 1997, there has not been, in each case relating to the Business and the Purchased Assets, (i) any material adverse change in the condition (financial or otherwise), assets, liabilities, business, prospects, or results of operations of Seller (including, without limitation, any such adverse change resulting from damage, destruction or other casualty loss, whether or not covered by insurance), or (ii) any waiver by Seller of any right, or cancellation of any debt or claim, of substantial value.

1.8 Licenses. Seller has good and clean title to any and all licenses, trademarks, copyrights or other agreements or proprietary rights included in the Purchased Assets to which Seller is a party or otherwise bound which relate to any of the foregoing. Use or implementation by Buyer of any of the Purchased Assets shall not violate or infringe upon the proprietary rights of any third parties.

1.9   Relationship with Trading Partners and
Clients. Seller represents that all of its relationships with trading partners and the majority (calculated by amount of annualized billings) of the clients of the Business, as set forth on Exhibit A-3 hereto, are in good standing and that there are no facts, claims or litigations, threatened or pending, which may have an adverse material effect on any such relationship.

2. Representations and Warranties as to Buyer. Buyer hereby represents and warrants to Seller as follows:

2.1 Organization. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all requisite corporate power and authority to carry on its business as now conducted. The Buyer is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

2.2 Authorization. All corporate action on the part of the Buyer, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Note referred to in Section 1.3 hereof, the performance of all obligations of the Buyer hereunder and thereunder, and this Agreement and the Note constitute valid and legally binding obligations of the Buyer, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained herein may be limited by applicable federal or state securities laws.

3.   Enforcement and Indemnification.  In the event of
(a) a breach of any of the representations, warranties or covenants contained in this Agreement, the Note or the Bill of Sale or (b) any claim or action arising out of the operation of the Business or the Purchased Assets (including without limitation, any claim by a client, customer, vendor or supplier to or of the Business) by the Seller, the Seller shall indemnify and hold Buyer harmless from and against any and all damages, deficiencies, liabilities, losses, claims, costs and expenses which are incurred by Buyer as a result of such breach, including, without limitation, payment of reasonable attorneys' fees and all other costs and expenses incurred in connection with such breach or occurrence and Buyer's pursuit of its remedies hereunder or otherwise available under applicable laws.

4. Accuracy of Representations and Warranties. The representations and warranties of Seller contained in this Agreement or in any document, agreement or instrument delivered by any or all of them pursuant hereto shall have been true when made, and, in addition, shall be true on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

5. Performance of Agreements. Seller shall have performed all obligations and agreements, and complied with all covenants and conditions, contained in this Agreement or in any document, agreement or instrument delivered by it pursuant hereto and required to be performed or complied with by it at or prior to the Closing Date.

6.   Nondisclosure; Noncompete.

6.1 "Confidential Information" Defined. As used in this Section 11, the term "Confidential Information" shall mean any and all information (verbal and written) relating to the Business or the Purchased Assets, other than such information which can be shown by Seller to be in the public domain (such information not being deemed to be in the public domain merely because it is embraced by more general information which is in the public domain) other than as the result of a breach of the provisions of Section 11.2 below, including, but not limited to, information relating to: identity and description of goods and services used; purchasing; costs; pricing; equipment; technology; research; customers and prospects; marketing; and selling and servicing.

6.2   Nondisclosure of Confidential Information.
Seller hereby agrees not to, at any time, directly or indirectly, use, communicate, disclose or disseminate any Confidential Information in any manner whatsoever. Seller represents that all employees or consultants who have access to confidential or proprietary information relating to the Business are subject to confidentiality agreements.

6.3 Noncompete Covenant. Seller and each of its principals, officers, directors, employees and consultants hereby agrees not to, during the eighteen (18) month period commencing on the Closing Date, directly or indirectly (A) engage or become interested in the electronic data integration business which services retail customers and other distributors (whether as owner, manager, operator, licensor, licensee, lender, partner, stockholder, joint venturer, employee, consultant or otherwise) in the Continental United States, or (B) take any other action which constitutes an interference with or a disruption of Buyer's operation of the Business or Buyer's use, ownership and enjoyment of the Purchased Assets; provided that with respect to employees and consultants, the prohibitions of this Section 11 shall only apply to such employees and consultants while they are employed by Seller.

6.4   Certain Activities.  For purposes of
clarification, but not of limitation, Seller and each of its principals, officers and directors hereby acknowledges and agrees that the provisions of Section 11.3 above shall serve as a prohibition against him or it, during the period described therein, from directly or indirectly, hiring, offering to hire, enticing away or in any other manner persuading or attempting to persuade any officer, employee, agent, lessor, lessee, licensor, licensee, customer, prospective customer or supplier of the Business to discontinue or alter his or its relationship with the Business.

6.5 Injunctive Relief, etc. The parties hereto hereby acknowledge and agree that (i) Buyer would be irreparably injured in the event of a breach by Seller or any of its officers, directors or principals of any of his or its obligations under this Section 11, (ii) monetary damages would not be an adequate remedy for any such breach, and (iii) Buyer shall be entitled to injunctive relief, in addition to any other remedy which it may have, in the event of any such breach. It is hereby also agreed that the existence of any claims which Seller or any of its principals, officers or directors may have against Buyer, whether under this Agreement or otherwise, shall not be a defense to the enforcement by Buyer of any of its rights under this Section 11.

6.6 Scope of Restriction. It is the intent of the parties hereto that the covenants contained in this Section 11 shall be enforced to the fullest extent permissible under the laws of and public policies of each jurisdiction in which enforcement is sought (Seller hereby acknowledging that said restrictions are reasonably necessary for the protection of Buyer). Accordingly, it is hereby agreed that if any one or more of the provisions of this Section 11 shall be adjudicated to be invalid or unenforceable for any reason whatsoever, said provision shall be (only with respect to the operation thereof in the particular jurisdiction in which such adjudication is made) construed by limiting and reducing it so as to be enforceable to the extent permissible.

6.7 Additional Undertakings. The provisions of this Section 11 shall be in addition to, and not in lieu of, any other obligations with respect to the subject matter hereof, whether arising as a matter of contract, by law or otherwise.

7. Use of Present Employees. Although Buyer shall not be required to employ any of Seller's present employees, Seller shall provide to Buyer, at Buyer's request, the services of Marco Romero and Felix Malinin (the "Employees") to assist Buyer in the transition of ownership of the Business and the initial operation of such business by Buyer for a period ending 20 business days after the Closing Date. Seller shall pay the salaries of, and the cost of all benefits for, such Employees during such 20 business day period. Without limiting the generality of the provisions of
Section 11 above, Seller agrees to cause such individuals to execute a confidentiality agreement in a form agreeable to Buyer, prohibiting such Employees from distributing to third parties any information relating to the Business, the Purchased Assets, the Buyer or any other business or operation of Buyer, including without limitation, information regarding any trading partner or clients.

8.   Miscellaneous Provisions.

8.1   Joint and Several Obligations.  As used
herein, the term "Seller" shall refer to each of NPS and NPC as the context requires. All covenants, representations and warranties made by "Seller" hereunder shall be deemed to be the joint and several obligations of each of NPS and NPC.

8.2 Expenses. Except as otherwise provided in this Agreement, each of the parties hereto shall pay its own costs and expenses in connection with this Agreement and the transactions contemplated hereby.

 			13.44 Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

1.1 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or mailed by registered or certified mail, postage prepaid, return receipt requested, as follows:

	If to Buyer, to:

				Custom Information Systems Corp.
				380 Lexington Avenue, Suite 820
				New York, New York 10168
				Attn: Dan Friedman, President


	Copy to:		Tenzer Greenblatt LLP
				405 Lexington Avenue, 23rd Fl.
				New York, New York  10174
				Attn:  Barbara C. Meili, Esq.


	If to Seller, to:

				New Paradigm Software Corp.
				733 Third Avenue
				New York, New York  10017
				Attn: Mark A. Blundell

	Copy to:       Arthur M. Mitchell, III, Esq.
				Chadbourne & Parke
				30 Rockefeller Plaza
				New York, New York 10112

or to such other address as any party shall have designated by like notice to the other parties hereto (except that a notice of change of address shall only be effective upon receipt).

6.3 Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

6.4 Entire Agreement. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

6.5 Applicable Law. This Agreement shall be governed by the laws of the State of New York applicable to contracts made and to be wholly performed therein.

6.6 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

6.7 Binding Effect; Benefits. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. Nothing herein contained, express or implied, is intended to confer upon any person other than the parties hereto and their respective heirs, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

6.8   Waiver, etc.  The failure of any of the
parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach shall be construed or deemed to be a waiver of any other or subsequent breach.

6.9 Severability. Any provision of this Agreement which is held by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction(s) shall be, as to such jurisdiction(s), ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

6.10 Exhibits. The Exhibits delivered pursuant to this Agreement are an integral part hereof. Each such Exhibit shall be in writing, shall indicate the Section pursuant to which it is being delivered, and shall be initialled by the delivering party.

		IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first above written.

                               NEW PARADIGM SOFTWARE CORP.
Attest:


		By:
	     	      President

Secretary


		NEW PARADIGM COMMERCE, INC.
Attest:


		By:
				      President
Secretary

		CUSTOM INFORMATION SYSTEMS
CORP.
Attest:


		By:
				      President
Secretary

	BILL OF SALE AND ASSIGNMENT




		BILL OF SALE AND ASSIGNMENT, dated as of the 15th day of April, 1997, by New Paradigm Software Corp., a New York corporation and New Paradigm Commerce, Inc., a New York corporation (collectively "Seller"), to Custom Information Systems Corp., d/b/a CIS-E.Commerce Company, a New York corporation
("Buyer").

	W I T N E S S E T H:

		WHEREAS, pursuant to the provisions of the Asset Purchase Agreement (the "Agreement"), dated as of April 15, 1997, by and among Seller and Buyer, Seller agreed to sell to Buyer, and Buyer agreed to purchase from Seller, the business, properties and assets which are defined in Section 1.2 of the Agreement as the "Purchased Assets";

		WHEREAS, in accordance with the foregoing, Seller is (a) simultaneously herewith transferring and assigning to Buyer those properties and assets included among the Purchased Assets which are required to be, or are more conveniently, transferred or assigned by separate instruments, and (b) executing and delivering this Bill of Sale and Assignment to Buyer for the purpose of transferring to and vesting in Buyer all of the business, properties and assets comprising the Purchased Assets which have not otherwise been transferred to and vested in Buyer as aforesaid.

		NOW, THEREFORE, in consideration of the covenants contained in the Agreement, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Seller hereby sells, conveys, transfers and assigns to, and vests in, Buyer, full ownership of, and full right, title and interest in and to, all of the business, properties and assets comprising the Purchased Assets, free and clear of any and all liens, claims, charges or encumbrances of any nature whatsoever.

		TO HAVE AND TO HOLD all of the Purchased Assets unto Buyer, its successors and assigns, forever.

		Seller hereby irrevocably constitutes and appoints Buyer, its successors and assigns, its true and lawful attorney and attorneys, with full power of substitution, in its name and stead, but on behalf and for the benefit of Buyer, its successors and assigns, to demand and receive any and all of the Purchased Assets, and to give receipts and releases for and in respect of the same, and any part thereof, and from time to time to prosecute in its name, or otherwise, for the benefit of Buyer, its successors and assigns, any and all proceedings at law, in equity or otherwise, which Buyer, its successors or assigns, may deem proper for the collection or reduction to possession of any of the business, properties or assets comprising the Purchased Assets or for the collection and enforcement of any claim or right of any kind hereby sold, conveyed, transferred and assigned, and to take all such other actions with respect to the Purchased Assets as Buyer, its successors and assigns, in its sole discretion, shall deem to be desirable in order to carry out the intent hereof.

		This Bill of Sale and Assignment shall be governed by the laws of the State of New York.

                                         NEW PARADIGM SOFTWARE CORP.
Attest:



                                       By____Mark Blundell__________
                                                President
____/s/John Brann____
Secretary

                                         NEW PARADIGM COMMERCE
Attest:



                                       By___/s/Mark Blundell_________
                                                President
____/s/John Brann______
Secretary


STATE OF NEW YORK   )
				) ss.:
COUNTY OF NEW YORK  )

                On April 17, 1997, before me _____________ personally came, to me known, who, by me duly sworn, did depose and say that deponent resides at __________________________, that deponent is the President of ________________________, the Corporation described in, and which executed, the foregoing Bill of Sale and Assignment.



                                 ______________________________
                                                 Notary Public

$365,000									April 15, 1997


	CUSTOM INFORMATION SYSTEMS CORP.

	PROMISSORY NOTE


		FOR VALUE RECEIVED, Custom Information Systems Corp., a New York corporation (the "Company"), promises to pay to New
Paradigm Software Corporation or its permitted assigns (the
"Holder"), in such coin or currency of the United States of
America as at the time of payment shall be legal tender for the payment of public and private debts, at the principal office of the Holder, the gross aggregate principal amount of Three Hundred Sixty-five Thousand U.S. Dollars $365,000 (the "Gross Aggregate Principal Amount"), subject to reduction as set forth herein, together with any other sum(s) due as specified below, without interest; the Gross Aggregate Principal Amount shall be paid to the Holder in installments as set forth below in Section 1 hereof
(each such installment payment is referred to herein as an
"Installment Payment"). The outstanding Gross Aggregate Principal Amount outstanding at any time shall be calculated as set forth herein. The term "Repayment Date" shall mean the respective
applicable date set forth in paragraph 1 below with respect to each Installment Payment; provided however that the full
outstanding balance of the Gross Aggregate Principal Amount shall immediately become due and repayable as set forth in Sections 3
and 4 below.   Reference is made to the Asset Purchase Agreement
dated April 15, 1997 by and among New Paradigm Commerce, Inc., New Paradigm Software Corp. and Custom Information Systems Corp. (the "Agreement"). All defined terms used herein without definition shall have the meaning assigned to such term in the Agreement.

1. 	Payment of Note.  The Company shall punctually pay
or cause to be paid the applicable portion of the Gross Aggregate Principal Amount at the date and place and in the manner specified herein. Any sums required to be withheld from any Installment Payment by operation of law or pursuant to any order, judgment, execution, treaty, rule or regulation may be withheld by the Company and paid over in accordance therewith. In the event that any restriction is placed upon payment of the applicable portion of the Gross Aggregate Principal Amount by virtue of a currency or monetary control law, rule or regulation of the United States Federal Government, such payments shall be deposited to the account of the Holder or as the Holder otherwise directs in a bank, trust company or other financial institution as reasonably requested by the Holder. Such payment or deposit shall be deemed payment to the Holder. The Company shall notify the Holder within 30 days of the Company's becoming aware of the imposition of such a restriction requesting details of the Holder's account. The Repayment Dates shall be as follows, for the amounts set out below:

		April 30th 1997		$5,000
		May 31st 1997			$5,000
		June 30th 1997			$5,000
		July 31st 1997			$10,000; and monthly
thereafter on the last day of each month, $10,000 until the full amount of the loan has been repaid (the "Maturity Date").

2. 	Reductions in Gross Aggregate Principal Amount.

(a)   Calculation of Reduction in Payment.

              (i) Voluntary Prepayment of Outstanding Gross Aggregate Principal Amount. If the Company voluntarily determines to prepay the entire Outstanding Gross Aggregate Principal Amount (as defined below) (a "Voluntary Entire Prepayment"), the amount to be paid by the Company in complete satisfaction of any and all monies due and owing to Holder shall be calculated as follows: the net present value of the then Outstanding Gross Aggregate Principal Amount discounted to the date of the Voluntary Entire Prepayment using a discount factor equal to an annual rate of ten percent (10%). Annexed hereto as Exhibit A-1 is a schedule exemplifying the reduction to Outstanding Gross Aggregate Principal Amount assuming a Voluntary Entire Prepayment as of June 30, 1997.

              (ii) Mandatory Prepayment of Outstanding Gross Aggregate Principal Amount. If the Company is required to prepay the entire Outstanding Gross Aggregate Principal Amount (a "Mandatory Prepayment") pursuant to Sections 3 or 4 below, the amount to be paid by the Company in complete satisfaction of any and all monies due and owing to Holder shall be calculated as follows: net present value of the then Outstanding Gross Aggregate Principal Amount discounted to the date of the Mandatory Prepayment using a discount factor equal to an annual rate of ten percent (10%). Annexed hereto as Exhibit A-1 is a schedule exemplifying the reduction to Outstanding Gross Aggregate Principal Amount assuming a Mandatory Entire Prepayment as of June 30, 1997.

               (iii)  Voluntary Partial Prepayment of
Outstanding Gross Aggregate Principal Amount. If the Company determines to prepay a portion of the Outstanding Gross Aggregate Principal Amount (a "Partial Prepayment"), the amount by which the Outstanding Gross Aggregate Principal Amount shall be reduced (the "Reduction Amount") shall be calculated according to the following formula: Reduction Amount = (i) Amount of Partial Prepayment +
(ii) Interest Component. For purposes of this Section 2(a)(iii), "Interest Component" shall mean the amount of the Partial Prepayment multiplied by the "Interest Factor" where "Interest Factor" shall mean an annual rate of ten percent (10%) per annum.
 Each Partial Prepayment shall be deducted from the Installment Payments starting with the final Maturity Date (i.e. the final Repayment Date) and continuing with the next Installment Payments in descending order of maturity. Annexed hereto as Exhibit A-2 is a chart exemplifying the reduction to Outstanding Gross Aggregate Principal Amount assuming a Voluntary Partial Prepayment of $40,000 on June 30, 1997.

             (iv) Mandatory Reduction of Outstanding Gross Aggregate Principal Amount. If a mandatory reduction in Outstanding Gross Aggregate Principal Amount is required pursuant to Sections 4.1 or 4.2 of the Agreement ("Mandatory Reduction"), the amount by which the Outstanding Gross Aggregate Principal Amount shall be calculated according to the formula set forth in
Section 2(a)(iii) above with respect to the "Reduction Amount" as if such Mandatory Reduction were a Partial Prepayment; provided that the term "Interest Factor" shall mean an annual rate of twelve and one-quarter percent (12-1/4%) per annum. Each Mandatory Reduction shall be deducted from the Installment Payments starting with the final Maturity Date (i.e. the final Repayment Date) and continuing with the next Installment Payments in descending order of maturity. Annexed hereto as Exhibit A-3 is a chart exemplifying the reduction to Outstanding Gross Aggregate Principal Amount assuming a Mandatory Reduction of $20,000.

(b)   Calculation of Outstanding Gross Aggregate
Principal Amount. For purposes of this Note and the Agreement, "Outstanding Gross Aggregate Principal Amount" shall be calculated as follows: Gross Aggregate Principal Amount less Installment Payments previously paid to Holder, less any and all prior reductions in Gross Aggregate Principal Amount, whether as a result of a Partial Prepayment or a Mandatory Reduction. The Outstanding Gross Aggregate Principal Amount of this Note may be paid at any time or from time to time, prior to the Maturity Date in whole or in part, on five days' prior notice and without penalty or premium.

(c)   The Company must assert its right to Mandatory
Reduction, pursuant to Sections 4.1 or 4.2 of the Agreement, no later than seventy-five (75) days after the Closing Date.

3. 	Late Payments.  In the event that any payment is
received by the Holder after the 10th day of the month following the Repayment Date on which the payment was due (a "Default"), the following additional amounts (the "Assessments") shall be due and owing and added to the then Outstanding Gross Aggregate Principal Amount (a) a five percent (5%) administration and collection fee and (b) late interest calculated as one and one-half percent (1-1/2%) per month (or the highest rate allowable under the applicable law) multiplied by the unpaid amount of the Installment Payment which is the subject of the Default. In the event of an Event of Default (as defined pursuant to Section 8.1 below), the entire Outstanding Gross Aggregate Principal Amount shall become due and repayable in full in accordance with Section 8.2 below.

4. 	Maintenance of Corporate Existence; Merger and
Consolidation. The Company covenants and agrees that, so long as any obligation of the Company to pay principal, interest or other amounts under the Note shall be outstanding, if the Company consolidates with or merges with or sells, leases or otherwise transfers all or substantially all of its assets to any person, the Outstanding Gross Aggregate Principal Amount of the Note, along with any outstanding Assessments payments and other amounts owing, shall be due and payable in full; provided, however, that if the person or entity formed by such consolidation or into or with which the Company is merged or the person which acquires by sale, lease or transfer all or substantially all of the assets of the Company shall: (a) be a person or entity whose net worth is equal to or greater than that of the Company's immediately prior to such transfer, sale, consolidation or merger (valued using generally accepted accounting principles) and (b) expressly assume in writing the due and punctual payment of the then Outstanding Gross Aggregate Principal Amount on the Note and the performance of every covenant of this Note on the part of the Company to be performed or observed, the Note shall not become immediately due and payable and payments shall continue to be made as set forth above in Section 1. The Company hereby undertakes to provide Holder with balance sheets and profit and loss statements for the preceding year on execution hereof, and represents and warrants that it shall provide such information to the Holder at least annually thereafter for as long as the Note remains outstanding.

5. 	Compliance with Statutes.  The Company covenants
and agrees that, so long as any obligation of the Company to pay principal, interest or other amounts under this Note shall be outstanding, the Company covenants and agrees to comply in all material respects with all applicable statutes and regulations of the United States of America and of any applicable state or municipality, and of any applicable agency thereof, in respect of the conduct of business and the ownership of property by the Company; provided, however, that nothing contained in this Section 5 shall require the Company to comply with any such statute or regulation so long as its legality or applicability shall be contested in good faith, and, provided further, that an unintentional violation of this covenant that is reasonably likely not to have (and has no) material, adverse effect on the Company's operations, business, prospects, earnings, properties, assets or condition, financial or otherwise, shall not be or become a breach of or considered or deemed non-compliance with this covenant as set forth in this Section 5.

6. 	Restrictions on Dividends, Redemptions, Etc.
Company hereby agrees that to the extent it declares or pays any cash dividend before the Outstanding Gross Aggregate Principal Amount of this Note, as may be adjusted, is paid in full, Company shall make a Voluntary Partial Prepayment to Holder in an amount equal to the aggregate amount of such cash dividends.

7. 	Restrictions on Creation of Indebtedness.  At all
times while this Note continues to be outstanding, the Company shall not incur, nor shall there be, any other Indebtedness of the Company except as set forth below: the Company shall be permitted to incur and have outstanding up to an aggregate of $300,000 in Indebtedness in addition to that incurred pursuant to this Note; provided that only a maximum of $100,000.00 of such amount may be senior in right of payment to this Note. For purposes of this
Section 7, "Indebtedness" shall exclude trade payables, capital lease obligations, purchase money obligations for equipment, etc. and any other obligations for equipment, etc. and other expenses incurred in the ordinary course of business.

8. 	Events of Default and Remedies.

      8.1 Events of Default. An "Event of Default" shall occur if:

(a) 	Payment of Note. Any Installment Payment is
not received before the end of the month after that in which payment was due or the Company defaults in the payment of any amount of the principal of this Note, when and as the same shall become due and payable whether at maturity thereof, or by acceleration or otherwise; or

(b) 	Performance of Covenants and Conditions of
Note. The Company fails to comply with any of the covenants, conditions or agreements set forth in the Note, provided such default shall continue for a period of thirty (30) days after receipt of written notice to the Company from the Holder of this Note stating the specific default or defaults; or

(c) 	Bankruptcy, Insolvency, etc. The Company shall
file or consent by answer or otherwise to the entry of an order for relief or approving a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or shall make an assignment for the benefit of its creditors, or shall consent to the appointment of a custodian, receiver, trustee or other officer with similar powers of itself or of any substantial part of its property, or shall be adjudicated a bankrupt or insolvent, or shall take action for the purpose of any of the foregoing; or if a court or governmental authority of competent jurisdiction shall enter an order appointing a custodian, receiver, trustee or other officer with similar powers with respect to the Company or any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding up or liquidation of the Company, provided that any such order or petition is not dismissed within sixty (60) days; or

(d) 	Defaults Under Other Agreements. A default
occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness of the Company, whether such indebtedness now exists or shall hereafter be created, which default shall have caused in any one case or in the aggregate the acceleration of in excess of $10,000 aggregate principal amount of such indebtedness to become due and payable prior to the date on which it would otherwise have become due and payable and such acceleration is not rescinded or annulled or stayed within thirty (30) days after receipt of notice from the Holder of this Note.

          8.2 Remedies. If an Event of Default shall occur and be continuing, then the Holder may by notice to the Company declare all unpaid principal on this Note to be due and payable immediately. If an Event of Default pursuant to Section 8.1(c) shall occur, the unpaid principal on this Note shall be due and payable immediately without any declaration or other act on the part of the Holder, with interest thereon accruing at the rate of 1.5% per month (or the highest rate allowable under applicable law) until paid in full.

           8.3 Costs of Collection. Should the indebtedness represented by this Note or any part hereof be collected in any proceeding, or if this Note should be placed in the hands of attorneys for collection after default, the Company agrees to pay as an additional obligation under this Note, in addition to the Outstanding Gross Aggregate Principal Amount then due and payable on this Note, all reasonable costs of collecting this Note, including reasonable attorneys' fees.

9. 	Amendments.  With the written consent of the
Holder, the Company may at any time and from time to time, enter into a supplement hereto for the purpose of the adding any provisions to or changing in any manner or eliminating any of the provisions of this or of modifying in any manner the rights and obligations of Holder of this Note and of the Company in this Note.

10. 	Notice.  Any notice or other communication required
or permitted hereunder shall be in writing and shall be delivered personally, telegraphed or sent by certified, registered, or express mail, postage prepaid, and shall be deemed given when so delivered personally, telegraphed or, if mailed, five days after the date of deposit in the United States mail, as follows:

(i)	if to the Company to:

		Custom Information Systems Corp.
		380 Lexington Avenue, Suite 820
		New York, New York 10168
		Attention: Dan Friedman, President

(ii) if to the registered Holder of this Note, to the address set forth below or to such other address as the Holder may designate by notice to the Company:

		New Paradigm Software Corp.
		733 Third Avenue
		New York, New York 10017
		Attn: Mark A. Blundell, Chief Executive Officer

11. 	Successors and Assigns; Governing Law; Submission
to Jurisdiction. The provisions of this Note shall be binding on the Company's executors, administrators, successors and assigns provided that Holder shall not be permitted to assign or transfer this Note without the prior written consent of the Company. Notwithstanding the foregoing, the Holder may assign this Note in connection with a sale or transfer of substantially all of the assets of Holder; provided however that in the event of any such permitted assignment, the assignee of this Note shall also expressly assume Holder's obligations under the Agreement.

         (b)     THIS NOTE AND THE RIGHTS AND OBLIGATIONS
OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE
WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

         (c) Any legal action or proceeding with respect to this Note and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York and, by execution and delivery of this Note, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts from any appeal thereof.
 The Company irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Company at its office of 380 Lexington Avenue, Suite 820, New York, New York 10168. The Company hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceeds arising out of or in connection with this Note brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in any inconvenient forum.

12. 	Waiver of Demand.  The Company does hereby waive
presentment, demand, protest, notice of protest and notice of non-payment or dishonor of this Note.

13. 	Waiver of Jury Trial.  TO THE EXTENT
PERMITTED BY ALL APPLICABLE LAW, THE COMPANY HEREBY
IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY
ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN
CONNECTION WITH THIS NOTE OR ANY OF THE TRANSACTIONS
CONTEMPLATED HEREBY.

	.  .  .  .  .



           IN WITNESS WHEREOF, the Company has placed its seal upon this Note and has caused this Note to be signed in its corporate name by a duly authorized officer and to be dated as of the date first above written.


[SEAL]                             CUSTOM INFORMATION SYSTEMS
                                            CORP.


ATTEST:____/s/Dan Friedman_______  By:_____/s/Dan Friedman_________
                                           President